________________________________________________________________________________

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CHIC BY H.I.S, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

         .......................................................................

    (2) Aggregate number of securities to which transaction applies:

        ........................................................................

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

       .........................................................................

   (4) Proposed maximum aggregate value of transaction:

       .........................................................................

   (5) Total fee paid:

       .........................................................................

[ ] Fee paid previously with preliminary materials.

       .........................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

        ........................................................................

    (2) Form, Schedule or Registration Statement No.:

        ........................................................................

    (3) Filing Party:

        ........................................................................

    (4) Date Filed:

        ........................................................................

________________________________________________________________________________

                              CHIC BY H.I.S, INC.

                                                               February 22, 2000

Dear Stockholder:

    On behalf of the Board of Directors, I wish to extend to you a cordial invitation to attend the Annual Meeting of Stockholders of Chic by H.I.S, Inc., which will be held at 10:00 a.m., New York time, on March 17, 2000 at the W New York The Court, 130 East 39th Street, New York, New York.

    At the Annual Meeting, the stockholders will be asked to vote on the election of seven directors, ratify and approve the appointment by the Board of Directors of the Company's independent auditors of the Company's consolidated financial statements for the fiscal year ending November 4, 2000, and to transact such other business as may properly come before such meeting or any adjournment or adjournments thereof.

    I hope you will use this opportunity to take an active part in the affairs of your Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed proxy or by casting your vote in person at the Annual Meeting.

    It is important that your shares be represented at the Annual Meeting, whether or not you are able to attend. Accordingly, you are urged to sign, date and mail the enclosed proxy promptly. If you later decide to attend the Annual Meeting, you may revoke your proxy and vote in person.

    Thank you.

                                    Sincerely,

                                    DANIEL RUBIN
                                    Co-Chairman of the Board and
                                    Chief Executive Officer

                              CHIC BY H.I.S, INC.
                                 1372 BROADWAY
                            NEW YORK, NEW YORK 10018

                       ---------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 17, 2000
                       ---------------------------------

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Chic by H.I.S, Inc. (the 'Company') will be held on March 17, 2000 at 10:00 a.m., New York time at the W New York The Court, 130 East 39th Street, New York, New York (the 'Annual Meeting'), for the following purposes:

        1. To elect seven directors of the Company to serve until the Company's next Annual Meeting of Stockholders or until their respective successors have been duly elected and shall have qualified; and

        2. To ratify and approve the appointment of BDO Seidman, LLP by the Board of Directors as independent auditors of the Company's consolidated financial statements for the fiscal year ending November 4, 2000; and

        3. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

    The Board of Directors has fixed the close of business, on February 21, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or adjournments thereof.

    For the ten-day period immediately prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the offices of the Company, located at 1372 Broadway, New York, New York, for such purposes as are set forth in the General Corporation Law of the State of Delaware.

                                          By Order of the Board of Directors


                                          CHRISTINE A. HADJIGEORGE
                                          Secretary

February 22, 2000

                                   IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THAT YOUR SHARES WILL BE REPRESENTED, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY WITHOUT DELAY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO ADDITIONAL POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE ANNUAL MEETING, AT ANY TIME BEFORE ITS EXERCISE.

                              CHIC BY H.I.S, INC.
                                 1372 BROADWAY
                            NEW YORK, NEW YORK 10018
                           --------------------------
                                PROXY STATEMENT
                           --------------------------

                                  INTRODUCTION

    This Proxy Statement is furnished by the Board of Directors (the 'Board of Directors' or the 'Board') of Chic by H.I.S, Inc. (the 'Company') in connection with the solicitation by the Board of Directors of proxies to be voted at the Company's Annual Meeting of Stockholders to be held on March 17, 2000 at
10:00 a.m., New York time at the W New York The Court, 130 East 39th Street, New York, New York and at any adjournment or adjournments thereof (the 'Annual Meeting'), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about February 22, 2000.

                            VOTING AT ANNUAL MEETING

GENERAL

    The Board of Directors has fixed the close of business on February 21, 2000 as the record date (the 'Record Date') for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were issued and outstanding 9,870,793 shares of the Company's Common Stock, par value $.01 per share (the 'Common Stock'). The holders of record on the Record Date of shares of Common Stock entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting. Accordingly, a total of 9,870,793 votes are entitled to be cast on each matter submitted to a vote at the Annual Meeting. A majority of such votes, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

PROXIES

    Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies and received in time for the Annual Meeting will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted FOR the election of each of the nominees indicated thereon for election as directors, ratification and approval of the appointment by the Board of Directors of BDO Seidman, LLP as independent auditors of the Company's consolidated financial statements for the fiscal year ending November 4, 2000, and in the discretion of the proxy holder as to any other matters which may properly come before the Annual Meeting. A stockholder who has executed and returned a proxy may revoke it at any time before it is voted at the Annual Meeting by executing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company bearing a date later than the proxy or by attending the Annual Meeting and voting in person. Shares as to which a broker indicates it has no discretion to vote, and which are not voted, will be considered not present at the Annual Meeting for the purpose of determining the presence of a quorum and as unvoted for approving the election of directors, and for approving the appointment of BDO Seidman, LLP as independent auditors. Brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if
(i) the broker holds shares as executor, administrator, guardian, trustee or similar representative or fiduciary capacity with authority to vote, or
(ii) the broker is acting pursuant to the rules of any national securities exchange to which the broker is also a member. Proxies marked as abstaining on any matter to be acted on by the stockholders will be treated as present at the Annual Meeting for the purpose of determining the presence of a quorum but will not be counted as votes cast on such matters. The votes of stockholders present in person or represented by proxy at the Annual Meeting will be tabulated by an inspector of elections appointed by the Company. The inspector's duties include determining the number of shares represented at the Annual Meeting, counting all votes and ballots and certifying the determination of the number of shares represented and the outcome of the balloting.

    The Company will bear all the costs and expenses relating to the solicitation of proxies, including the costs of preparing, printing and mailing to stockholders this Proxy Statement and accompanying materials. In addition to the solicitation of proxies by use of the mails, the directors, officers and employees of the Company, without additional compensation, may solicit proxies personally or by telephone or telecopy. Arrangements will be made with brokerage firms, banks or other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of the shares of Common Stock held by such persons, and the Company will reimburse such brokerage firms, banks, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

VOTE REQUIRED

    The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the nominees for election as directors of the Company at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify and approve the appointment of BDO Seidman, LLP as independent auditors of the Company's consolidated financial statements for the fiscal year ending November 4, 2000.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

    The following table sets forth information regarding each person known by the Company to own beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) more than 5% of the outstanding Common Stock as of January 31, 2000. In accordance with the rules promulgated by the Securities and Exchange Commission, such ownership includes shares currently owned as well as shares which the named person has the right to acquire within 60 days, including, but not limited to, shares which the named person has the right to acquire through the exercise of any option, warrant or right, or through the conversion of a security.


                                                   NUMBER OF SHARES
            NAME AND ADDRESS                       OF COMMON STOCK           PERCENTAGE
          OF BENEFICIAL OWNER                     BENEFICIALLY OWNED       OF COMMON STOCK
          -------------------                     ------------------       ---------------
Arnold M. Amster(1)                                       963,700               9.8%
  767 Fifth Avenue
  New York, NY 10153
Cumberland Associates LLC(2) .....................        729,600               7.4
  1114 Avenue of the Americas
  New York, NY 10036
Dimensional Fund Advisors Inc.(3) ................        580,600               5.9
  1299 Ocean Avenue
  Santa Monica, California 90401
Franklin Resources, Inc.(4) ......................        964,100               9.8
  777 Mariners Island Blvd.
  San Mateo, California 94404

---------

(1) Includes 42,500 shares of Common Stock held by Mr. Amster's spouse and 87,500 shares of Common Stock held by Mr. Amster's daughter. Also includes 25,000 shares of Common Stock held by the Amster Foundation, a private family foundation, controlled by Mr. Amster. Also includes 148,900 shares of Common Stock held by Amster & Co., an investment limited partnership of which Mr. Amster is the Senior Managing Partner. Also includes 465,300 shares of Common Stock held by Flex Holding Corp., a private investment company of which Mr. Amster is the Chairman of the Board. Mr. Amster disclaims beneficial ownership to the foregoing shares of Common Stock. Excludes 558,000 shares of Common Stock held by the Amster Family Trust, an irrevocable trust for the benefit of Mr. Amster's daughter, over which Mr. Amster disclaims beneficial ownership.

(2) Based solely on information obtained from a report on Schedule 13G filed with the Securities and Exchange Commission on February 12, 1999. Cumberland Associates LLC is engaged in the business of managing, on a discretionary basis, twelve securities accounts.

(3) Based solely on information obtained from a report on Schedule 13G filed with the Securities Exchange Commission on February 11, 1999. Cumberland Associates LLC is engaged in the business of managing, on a discretionary basis, twelve securities accounts.

(4) Based solely on information obtained from a report on Schedule 13G filed with the Securities and Exchange Commission on January 19, 2000. Includes securities beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct or indirect investment advisory subsidiaries of Franklin Resources, Inc., of which Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services LLC may be deemed to be beneficial owners.

                              -------------------

    To the knowledge of the Company, except as set forth above, no person beneficially owns more than 5% of the Common Stock.

    The following table sets forth beneficial and record ownership of the Company's Common Stock as of January 31, 2000 with respect to (i) each nominee for Director; (ii) each executive officer named in the Summary Compensation Table under 'Executive Compensation'; and (iii) all nominees for Directors and executive officers as a group.

                                                    NUMBER OF SHARES        PERCENTAGE OF
                                                     OF COMMON STOCK        COMMON STOCK
            NAME OF BENEFICIAL OWNER               BENEFICIALLY OWNED    BENEFICIALLY OWNED
            ------------------------               ------------------    ------------------
Arnold M. Amster.................................         963,700(a)             9.8%
Walter Berman....................................         175,500(b)             1.8
Michael Conroy...................................           5,000                 *
Herbert A. Denton................................         244,900(c)             2.5
Christine A. Hadjigeorge.........................          12,000(d)              *
Roland L. Kimberlin..............................         112,385(e)             1.1
Mark Metzger.....................................         205,299                2.1
Daniel Rubin.....................................         340,000(f)             3.4
All Directors, Nominees and executive officers as
  a group (7 persons)............................       2,058,784               20.5

---------

 (a) See footnote (1) in the table above.

 (b) Includes 45,000 shares of Common Stock owned by Mr. Berman's spouse.

 (c) Includes 80,000 shares owned by Providence Investors, LLC over which Mr. Denton exercises shared voting and investment powers.

 (d) Includes 10,000 shares of Common Stock that Ms. Hadjigeorge has the right to acquire pursuant to outstanding stock options.

 (e) Includes 30,000 shares of Common Stock that Mr. Kimberlin has the right to acquire pursuant to outstanding stock options.

 (f) Includes 80,000 shares owned by Mr. Rubin's father over which Mr. Rubin has shared voting power.

  * Represents less than one percent of the issued and outstanding shares of Common Stock.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

NOMINEES FOR ELECTION AS DIRECTORS

    Directors generally are elected by the affirmative vote of a plurality in voting power present in person or represented by proxy and entitled to vote, and hold office until the next annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation, removal or disqualification.

    The following table sets forth certain information with respect to the persons nominated by the Board of Directors for election as directors of the Company at the Annual Meeting. The Company's Board of Directors currently consists of seven members. Peter Brown resigned as a member of the Board of Directors in January 2000. The nominees named below served as directors during the fiscal year ended November 6, 1999.

    The Board of Directors knows of no reason why any of its nominees will be unable or will refuse to accept election. If any nominee becomes unable or refuses to accept election, the Board of Directors either will reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee.

                                                                                       DIRECTOR
                       NAME                          AGE            POSITION            SINCE
                       ----                          ---            --------            -----
Daniel Rubin.......................................  51    Chief Executive Officer;      1998
                                                             Director; Co-Chairman of
                                                             the Board
Arnold M. Amster...................................  58    Director; Co-Chairman of      1998
                                                             the Board
Walter Berman......................................  57    Director                      1999
Michael Conroy.....................................  61    Director                      1998
Herbert A. Denton..................................  52    Director                      1998
Roland L. Kimberlin................................  64    Director; President --        1993*
                                                             Manufacturing Operations
Mark Metzger.......................................  58    Director                      1998

---------

* Mr. Kimberlin was a Director of the Company from 1993 until March 7, 1998 and was elected again in June 1998.

                              -------------------

    Set forth below is a summary of the business experience of each person listed in the table above.

    Daniel Rubin is the Chief Executive Officer, Co-Chairman of the Board and has been a director since March 1998. Mr. Rubin has been a Managing Partner of LDR Equities, LLC, which engages in the management of real estate, textile and clothing businesses since 1996. He has also been a principal stockholder of Trimtex Company, a textile manufacturer and Gorden & Ferguson, a manufacturer of men's and children outerwear, since 1987. Mr. Rubin is also a director of Community State Bank.

    Arnold M. Amster is Co-Chairman of the Board and has been a director of the Company since March 1998. Mr. Amster has been the Senior Managing Partner of Amster & Co. and the Chairman of the Board of Flex Holding Corporation, both private investment companies, and a director of BEM International, a money management firm, since prior to 1990.

    Walter Berman has served as Executive Vice President and Chief Financial Officer of the Global Vacation Group since April 1998. From September 1996 until March 1998, Mr. Berman served as an outside consultant to International Business Machines, Inc. ('IBM') to provide advice and assistance to IBM's chief financial officer in several reengineering initiatives in the areas of tax strategy, utilization of capital and risk management. Between 1965 and 1996, Mr. Berman held several positions with American Express Travel, most recently as Executive Vice President and Chief Financial Officer. Mr. Berman also served as Treasurer of American Express Corporation, the parent company of American Express Travel, in 1995 through 1996.

    Michael Conroy has been a director since June 1998. Mr. Conroy was an executive with the International Herald Tribune from October 1994 until December 1997.

    Herbert A. Denton has been a director of the Company since March 1998.
Mr. Denton has been the President of Providence Capital, Inc., a private investment firm and registered broker dealer, since 1991. He is also a director of Mesa Air Group Inc., the largest independently-owned commuter airline in the world.

    Roland L. Kimberlin has been a director of the Company since 1993.
Mr. Kimberlin was a director of the Company from 1993 until the Effective Date and was elected again in June 1998. Mr. Kimberlin has served as an executive officer of the Company for more than nine years, most recently as Vice President and President -- Manufacturing Operations. Prior to joining the Company in 1966, Mr. Kimberlin was employed by Ashland Oil and Refining Company, where he held a number of positions, including regional bulk plant manager.

    Mark Metzger has been a director since May 1998. Mr. Metzger is a managing director of BEM Management, a company that manages a domestic investment partnership, as well as a director of the Bridgeview Bank.

ADDITIONAL INFORMATION REGARDING THE COMPANY'S BOARD OF DIRECTORS

    The Company's Board of Directors met nine times during the fiscal year ended November 6, 1999. The Company's Board of Directors has standing Compensation, Audit and Stock Option Committees, the members of each of which are generally elected by the Board of Directors at its annual meeting. The Board of Directors does not have a standing nominating committee.

    The Compensation Committee consists of Herbert Denton (Chairman), Arnold Amster, Walter Berman and Mark Metzger. The Compensation Committee met once during the fiscal year ended November 6, 1999). The Compensation Committee establishes remuneration levels for officers of the Company, reviews management organization and development, reviews significant employee benefit programs and establishes, as it deems appropriate, and administers executive compensation programs, including bonuses.

    The Stock Option Committee consists of Mark Metzger (Chairman), Herbert Denton and Arnold Amster. The Stock Option Committee met once during the fiscal year ended November 6, 1999. The Stock Option Committee administers the Company's stock option plans.

    The Audit Committee consists of Mark Metzger (Chairman), Walter Berman and Michael Conroy. The Audit Committee recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given to such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses thereto, any major accounting changes made or contemplated and the effectiveness and efficiency of the Company's internal accounting procedures.

    The Audit and Compensation Committees consist solely of independent directors.

    During the fiscal year ended November 6, 1999, each of the directors attended at least 75% of the aggregate number of the meetings of the Board of Directors and the Committees of which such director was a member (held during the period for which such director served).

    Section 16(a) of the Exchange Act requires the Company's directors, executive officers and beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company believes that during the fiscal year ended November 6, 1999, all filing requirements applicable to its directors, executive officers and beneficial owners of more than ten percent of the Common Stock were complied with.

                               EXECUTIVE OFFICERS

    The following table sets forth certain information regarding the executive officers of the Company:

NAME                                             OFFICE OR POSITIONS HELD
----                                             ------------------------
Daniel Rubin................   Co-Chairman of the Board and Chief Executive Officer
Milan Danek.................   Managing Director, European Operations
Christine A. Hadjigeorge....   Treasurer; Chief Financial Officer and Secretary
Roland L. Kimberlin.........   President -- Manufacturing Operations

    For biographical information on Mr. Rubin and Mr. Kimberlin, see 'Election of Directors.'

    Milan Danek is the Managing Director, European Operations of the Company and was a director of the Company from 1993 until the Effective Date. Mr. Danek has worked over 26 years at the Company (during which time he has served as Managing Director of the Company's German subsidiary) and has approximately 32 years of industry experience. His previous industry experience includes three years at Levi Strauss in Germany, where he was the Marketing Director at the time of his departure, and seven years with the exclusive distributor of Levi Strauss for southern Germany and Austria.

    Christine A. Hadjigeorge, age 37, has been the Chief Financial Officer and Treasurer of the Company since February 1997. Prior to joining the Company, Ms. Hadjigeorge was a partner at BDO Seidman, LLP, a public accounting firm, where she worked for over twelve years. Ms. Hadjigeorge is a graduate of the College of William & Mary and a certified public accountant in the state of New York.

    Officers are chosen by the Board of Directors annually or at such other time or times as the Board determines.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation awarded to, earned by or paid to the Chief Executive Officer, and the three other most highly compensated executive officers during the fiscal years ended November 6, 1999, November 7, 1998 and November 1, 1997 for services rendered in all capacities to the Company and its subsidiaries.

                         SUMMARY COMPENSATION TABLE (1)

                                                                                                  LONG-TERM
                                                                                                 COMPENSATION
                                                                                                 ------------
                                                                                                  NUMBER OF
                                                                  ANNUAL COMPENSATION             SECURITIES
                                                         -------------------------------------    UNDERLYING
                                           FISCAL YEAR                            OTHER ANNUAL     OPTIONS
NAME AND PRINCIPAL POSITION                   ENDED      SALARY ($)   BONUS ($)   COMPENSATION   GRANTED (#)
---------------------------                   -----      ----------   ---------   ------------   -----------
Daniel Rubin ............................    11/6/99      $307,500           0             0             0
  Co-Chairman of the Board and Chief         11/7/98       115,385           0             0       150,000
  Executive Officer(1)
Milan Danek .............................    11/6/99      $516,532    $122,199             0             0
  Managing Director, European Operations     11/7/98       434,866      89,222             0             0
                                             11/1/97       418,007      40,000             0             0
Christine A. Hadjigeorge ................    11/6/99      $137,500    $ 15,000             0         2,000
  Chief Financial Officer                    11/7/98       137,020      15,000             0             0
  Treasurer, Secretary(2)                    11/1/97        86,539      16,000             0         8,000
Roland L. Kimberlin .....................    11/6/99      $369,402    $      0             0             0
  President -- Manufacturing Operations      11/7/98       360,965      15,000             0             0
                                             11/1/97       360,965      40,000             0             0

---------

(1) Mr. Rubin was elected Co-Chairman of the Board of Directors and Chief Executive Officer on May 14, 1998. Annual base compensation in fiscal 1998, $240,000.

(2) Ms. Hadjigeorge's employment as Chief Financial Officer commenced February 24, 1997 at an annual base compensation for fiscal 1997 of $125,000. Ms. Hadjigeorge resigned as Chief Financial Officer effective February 25, 2000.

OPTION EXERCISES/VALUE OF UNEXERCISED OPTIONS

    The following table sets forth certain information concerning unexercised options to purchase Common Stock of the Company held at the end of fiscal year 1998 by the named executive officers and options exercised by the named executive officers during fiscal year 1999. No named executive officer has been awarded stock appreciation rights.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                          SHARES ACQUIRED      VALUE          UNDERLYING UNEXERCISED           IN-THE-MONEY STOCK
NAME                      ON EXERCISE (#)   REALIZED ($)    STOCK OPTIONS AT FY-END (#)     OPTIONS AT FY-END ($)(1)
----                      ---------------   ------------   -----------------------------   ---------------------------
                                                           EXERCISABLE    UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
                                                           -----------    -------------    -----------   -------------
Daniel Rubin..................   0           0              50,000         100,000           (1)            (1)
Milan Danek...................   0           0                   0               0           --             --
Christine A. Hadjigeorge......   0           0              10,000               0           (2)            --
Roland L. Kimberlin...........   0           0              30,000               0           (3)            --

---------

(1) Based upon the closing sale price of the Common Stock on January 31, 2000 ($.50) on the New York Stock Exchange and the option exercise price ($9.0625) such options were out of the money on January 31, 2000.

(2) Based upon the closing price of the Common Stock on January 31, 2000 ($.50) on the New York Stock Exchange and the option exercise price (8,000 options at $5.875 and 2,000 at $2.625). Such options were out of the money on January 31, 2000.

(3) Based upon the closing sale price of the Common Stock on January 31, 2000 ($.50) on the New York Stock Exchange and the option exercise price ($5.875) such options were out of the money on January 31, 2000.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth information regarding grants of stock options by the Company during fiscal year 1999 to the named executive officers.

                                               % OF TOTAL
                                              OPTIONS/SARS
                             NUMBER OF         GRANTED TO
                             SECURITIES         EMPLOYEES
                             UNDERLYING       IN YEAR ENDED      EXERCISE OR BASE
NAME                        OPTIONS/SARS    NOVEMBER 6, 1999       PRICE ($/SH)
----                        ------------    ----------------       ------------
Daniel Rubin...............    --                  --                    --
Milan Danek................    --                  --                    --
Christine A. Hadjigeorge...  2,000                 10%                $2.625
Roland Kimberlin..........     --                  --                    --

                                       POTENTIAL REALIZABLE VALUE
                                         AT ASSUMED ANNUAL RATES
                                       OF STOCK PRICE APPRECIATION
                                           FOR OPTION TERM(1)
                            -------------------------------------------------
NAME                                  5%                        10%
----                                  --                        ---
Daniel Rubin..............            --                        --
Milan Danek...............            --                        --
Christine A.
  Hadjigeorge.............          $1,450                    $3,205
Roland Kimberlin..........            --                        --

---------

(1) These amounts represent hypothetical gains that could be achieved for the options if they are executed at the end of their terms. The assumed 5% and 10% rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission. They do not represent the Company's estimate or projection of future prices of the Common Stock.

PENSION PLAN

    The following table sets forth the approximate annual benefits payable upon retirement at age 65 (and upon at least five years of service) under the Pension Plan for Eligible Employees of Henry I. Siegel Co. (the 'Pension Plan') as a life annuity, based on the average annual salaries and years of service indicated.

                               PENSION PLAN TABLE

                                                                 YEARS OF SERVICE
      AVERAGE ANNUAL                                ------------------------------------------
       COMPENSATION                                   15       20       25       30       35
       ------------                                   --       --       --       --       --
         $ 10,000...............................    $1,407   $1,678   $1,770   $1,864   $1,956
           50,000...............................     1,647    1,917    2,010    2,103    2,196
          100,000...............................     1,647    1,917    2,010    2,103    2,196
          200,000...............................     1,647    1,917    2,010    2,103    2,196
          300,000...............................     1,647    1,917    2,010    2,103    2,196

    Compensation used to determine benefits generally includes a participant's total earned income, wages, salaries and other amounts received for services rendered to the Company or an affiliate, excluding certain specified items such as Company contributions to a deferred compensation plan and amounts realized in connection with stock options or restricted stock. Annual compensation taken into account under the Pension Plan is limited to $14,000. Benefits are computed on a single life annuity basis and are not subject to any offset for social security. With respect to the following individuals named in the Summary Compensation Table, the annual current covered compensation under the plan is $14,000, which is substantially less than the amount set forth under 'Salary' in the Summary Compensation Table, and the estimated current credited years of service are as follows:

Mr. Danek...................................................  23 years
Mr. Kimberlin...............................................  30 years

    Effective January 1, 1997, the Company adopted a resolution to suspend the Pension Plan whereby no individual who was not a participant as of May 20, 1997 would become a participant and no additional benefits would accrue after such date.

CERTAIN DEATH BENEFITS

    Upon recommendation of the Compensation Committee, in the first quarter of fiscal 1994 the Board of Directors authorized the Company to pay $2 million to the estate of Roland Kimberlin, and $1 million to the estate of Milan Danek upon the death of Mr. Kimberlin or Mr. Danek, respectively, if (i) such executive is an employee of the Company at the time of his death or (ii) retires in good standing from the Company no earlier than the date on which such executive reaches the age of 65 and (iii) if the Company at the time of the death of such executive is the owner and beneficiary of insurance on his life in the principal amount to be paid. In March, 1997, the death benefit payable to the estate of Milan Danek was increased to $2 million. The Company is authorized, but not required, to maintain life insurance policies on the lives of these executives naming the Company as beneficiary to support this obligation, substantially all of which policies the Company currently has in effect and the proceeds of which policies the Company would intend to pay to the appropriate executive's estate upon his death.

EMPLOYMENT AGREEMENTS

    The Company entered into an employment agreement with Roland L. Kimberlin, effective as of March 15, 1996, as amended on March 17, 1997 and February 20, 1998. In March 1998, Mr. Kimberlin agreed to rescind the February 20, 1998 amendment to his employment agreement and enter into a new amendment to his employment agreements (the 'Executive Employment Agreement'). The following is a summary of the material terms of the Executive Employment Agreement, as amended. The Executive Employment Agreement has an initial term of five years and provides that upon the expiration of the initial term, the initial term will be extended automatically for successive one-year periods unless either party gives at least 90 days' written notice of his or its intent not to allow such extension to become effective. The Executive Employment Agreement provides for an annual salary to Kimberlin of $341,276, which may be increased on each February 1 during the term of the Executive Employment Agreement, at the discretion of the Board of Directors of the Company. The Executive Employment Agreement permits the Company to terminate the employee's employment for cause (as defined therein) or if the employee becomes permanently and seriously disabled. If the employee is terminated without cause, such employee would be entitled to receive a lump sum payment equal to 18 months base salary as severance. In the event that during the term of the Executive Employment Agreement the employee becomes permanently disabled, either physically or mentally, resulting in an absence from the office for periods aggregating 120 business days during any 12 month period, the Company shall pay such employee a monthly benefit (the 'Disability Benefit') following the employee's termination of employment on account of such disability. The Disability Benefit payable shall be 100% of the employee's monthly salary for the first 24 months of the employee's disability and 50% of the employee's monthly salary thereafter for the remainder, of the employee's lifetime. The Disability Benefit shall be reduced (but not below zero), however, by an amount equal to the sum of (a) any other disability payments received by the employee from the Company, its subsidiary, Henry I. Siegel Company, or any insurance policy of these entities,
(b) two thirds of any earned income received by the employee for full-time executive employment with any entity commencing after the payment of a Disability Benefit begins, and (c) any amount for which the employee is eligible because of his disability under Federal social security laws or, prior to age 65, under any Company or Henry I. Siegel Company sponsored retirement plan. The Executive Employment Agreement also contains a covenant not to compete, whereby the employee agrees that during the term of the agreement, and for up to one year following the employee's termination of employment, the employee will not, under certain circumstances, among other things, engage in a business that is materially competitive with any material business operated by the Company on the effective date of the agreement.

MANAGEMENT AGREEMENT

    The Company's German subsidiary has entered into a management agreement with Milan Danek effective as of January 13, 1997, as amended (the 'Management Agreement'). The Management Agreement, which is subject to the laws of the Federal Republic of Germany, has an initial term of five years and provides that upon the expiration of the initial term, the initial term will be extended automatically for successive one-year periods unless either party gives at least six months' written notice of his or its intent not to allow such extension to become effective. The Management Agreement provides for an annual salary to Mr. Danek in the amount of DM 696,000 (approximately $419,000 based on the exchange rate for the deutsche mark on November 7, 1998), which may be increased from time to time at the discretion of the Supervisory Board of the Company's German subsidiary (the 'Supervisory Board'). Mr. Danek is also entitled to a Disability Benefit under the same circumstances and on the same terms as those of Mr. Kimberlin. In addition, Mr. Danek may receive an additional bonus at the sole discretion of the Supervisory Board. The Management Agreement also contains a covenant not to compete, whereby Mr. Danek agrees that during the term of the Management Agreement, and for up to one year following the expiration of the term, he will not compete with the Company.

COMPENSATION OF DIRECTORS

    Directors who are not officers of the Company receive an annual fee of $12,000 for serving on the Board of Directors. No annual fee is paid to any officer serving on the Board of Directors. In addition, all directors (including officers serving as Directors) receive a fee of $500 for each meeting of the Board of Directors or committee meeting attended.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    Compensation of executive officers of the Company is set at levels which are intended to reflect competitive salary practices. Each executive officer's compensation is based upon both individual and Company performance. Compensation is structured to provide incentives for executive officer performance that results in improvements in the Company's financial results and in total return to stockholders over both the short term and the long term. The overall compensation plan is also designed to align the interests of the Company's executives and its stockholders by providing for payment of a portion of the incentive compensation in the form of stock options. Thus, the amount of value generated for the Company's stockholders is a key factor in determining the full compensation ultimately realized by the executive officers.

    The compensation of the principal executive officers of the Company consists of three principal parts: base salary, annual bonus and stock options. Two of the three components are at risk because the ultimate value of an officer's total compensation depends on factors, subjectively assessed by the Compensation Committee, which include the Company's financial performance, individual performance and stock price.

    Salary. Base salaries for certain of the Company's executive officers are fixed by employment agreements with the Company (see 'Employment Agreement' and 'Management Agreement'). Salaries are reviewed in February of each year to determine whether an increase is appropriate.

    The Compensation Committee has not yet decided whether it will recommend salary adjustments in 2000. In view of the financial results of the Company's last fiscal year, the Compensation Committee would expect prior to making its decision to consider the individual performance of each of the principal executives in light of all the circumstances which had an impact on earnings.

    Bonus. Ms. Hadjigeorge was awarded a discretionary bonus of $15,000 in fiscal 1999. Mr. Danek was awarded a discretionary bonus in the amount of $122,199 in fiscal 1999. The bonus was approved by the Supervisory Board in recognition of Mr. Danek's contribution to achieving the Company's operating results in Europe.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the 'Code'), which was enacted in 1993, precludes a public company from taking a tax deduction for compensation in excess of $1 million paid to its chief executive officer or any of its other four highest-paid executive officers (with exemptions for certain performance-based compensation). Based on current compensation levels, it is not anticipated that any of the named executive officers will receive compensation in excess of $1 million in fiscal 2000. Therefore, the Compensation Committee currently has no policy with respect to
Section 162(m).

    None of the members of the Compensation Committee is or was employed by the Company. All are independent directors.

                             COMPENSATION COMMITTEE
                                 Herbert Denton
                                 Arnold Amster
                                 Walter Berman
                                  Mark Metzger

PERFORMANCE GRAPH

    The following graph sets forth the Company's total stockholder return as compared to the Standard & Poor's 500 Index and the Standard and Poor's Textiles (Apparel Manufacturers) Index for the period from November 5, 1994, when the Company's Common Stock began trading on a when-issued basis on the New York Stock Exchange, through November 6, 1999, the last day of the Company's last completed fiscal year. The total stockholder return assumes $100 invested at the beginning of the period in the Company's Common Stock, the Standard & Poor's 500 Index and the Standard and Poor's Textiles (Apparel Manufacturers) Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                    FOR PERIOD FROM 11/5/94 THROUGH 11/6/99
                  AMONG CHIC BY H.I.S, INC., THE S&P 500 INDEX
               AND THE S&P TEXTILES (APPAREL MANUFACTURERS) INDEX
                           TOTAL STOCKHOLDER RETURNS


                                    [GRAPH]


                                              11/5/94   11/4/95   11/2/96   11/1/97   11/7/98   11/6/99
                                              -------   -------   -------   -------   -------   -------
CHIC Common Stock...........................     100     55.68     40.91     69.88     35.79      9.09
S&P 500 Index...............................     100     90.52    136.61    180.48    225.99    287.38
S&P Textiles (Apparel Manufacturers)
  Index.....................................     100    130.79    159.38    181.52    153.31    122.43

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CONSULTING ARRANGEMENTS

    In May 1998, the Company entered into a consulting agreement with South Beach Consulting Co., which is owned by Mr. Peter Brown, a former director of the Company. Pursuant to the consulting agreement, the Company agreed to pay South Beach Co. an annual fee of $120,000. This agreement was terminated in January 2000.

                      APPOINTMENT OF INDEPENDENT AUDITORS
                                    (ITEM 3)

    The Board of Directors of the Company has appointed the firm of BDO Seidman, LLP, independent auditors, to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending November 4, 2000, subject to ratification by the stockholders.

    BDO Seidman, LLP has served as the Company's independent auditors since
1988.

    A representative of BDO Seidman, LLP is expected to be present at the Annual Meeting and to be provided with an opportunity to make a statement if such person desires to do so and to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING NOVEMBER 4, 2000.

             ANNUAL REPORT ON FORM 10-K; INCORPORATION BY REFERENCE

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED NOVEMBER 6, 1999 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO STOCKHOLDER RELATIONS, CHIC BY H.I.S, INC. AT 1372 BROADWAY, NEW YORK, NY 10018.

    To the extent this Proxy Statement has been or will be specifically incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of the Proxy Statement entitled 'Report of Compensation Committee on Executive Compensation' and 'Performance Graph' shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

         STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

    Eligible stockholders who wish to have their proposals considered for inclusion in the proxy materials for the Company's Annual Meeting of Stockholders to be held in 2001 must deliver such proposals in writing to the Secretary of the Company at the Company's principal executive offices no later than October 5, 2000 and must otherwise comply with the rules of the Securities and Exchange Commission relating to stockholder proposals.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, the Board of Directors of the Company is not aware of any matters that will be presented for action at the Annual Meeting other than those described above. Should other business properly be brought before the Annual Meeting, it is intended that the accompanying proxy will be voted thereon in the discretion of the persons named as proxies.

                                          By Order of the Board of Directors


                                          CHRISTINE A. HADJIGEORGE
                                          Secretary

February 22, 2000

                                                                      APPENDIX 1


PROXY                          CHIC BY H.I.S, INC.                         PROXY
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR ANNUAL MEETING OF STOCKHOLDERS, MARCH 17, 2000 AT 10:00 A.M.

    The undersigned shareholder of Chic by H.I.S, Inc. (the 'Company') hereby appoints Arnold M. Amster and Daniel Rubin and each of them as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of Chic by H.I.S, Inc. to be held at the W New York The Court, 130 East 39th Street, New York, New York on March 17, 2000 at 10:00 A.M., New York time and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

    Receipt of the Notice of Annual Meeting of Stockholders dated February 22, 2000 and the Proxy Statement furnished herewith, is hereby acknowledged.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND PURSUANT TO ITEM 3.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' ITEMS 1, 2 AND 3.

    ITEM 1. Election of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

FOR all nominees listed   WITHHOLD AUTHORITY to     NOMINEES: ARNOLD M. AMSTER, WALTER BERMAN, MICHAEL CONROY,
on the right (except as   vote for all nominees     HERBERT A. DENTON, ROLAND L. KIMBERLIN, DANIEL RUBIN AND
marked to the contrary    listed to the right.      MARK METZGER. (Instructions: To withhold authority to vote
hereon).                                            for any individual nominee write that nominee's name in the
          [ ]                       [ ]             space provided below.)

                                                    ---------------------------------------------------

                            (continued on reverse side)

ITEM 2. Ratification of the selection of BDO Seidman, LLP as  ITEM 3. In their discretion, the Proxies are authorized to
independent auditors of Chic by H.I.S, Inc. for the fiscal    vote upon such other business as may properly come before
year ending November 4, 2000.                                 the meeting or any adjournment thereof.

              FOR  AGAINST  ABSTAIN
              [ ]    [ ]      [ ]

                                                              Dated: ____________________  , 2000

                                                              ___________________________________
                                                                         (Signature)

                                                              ___________________________________
                                                                 (Signature if held jointly)
                                                              The signature should agree with the name
                                                              on your stock certificate. If acting as
                                                              attorney, executor, administrator,
                                                              trustee, guardian, etc., you should so
                                                              indicate when signing. If the signer is a
                                                              corporation, please sign the full
                                                              corporate name by duly authorized officer.
                                                              If shares are held jointly, each
                                                              shareholder should sign.